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                                                                  EXHIBIT 10.115

(SSG CAPITAL ADVISORS, L.P. LETTERHEAD)


December 10, 2003


Judge Arlin M. Adams
Chapter 11 Trustee of Coram Healthcare Corporation
  And Coram, Inc.
Schnader Harrison Segal & Lewis, LLP
1600 Market Street, Suite 3600
Philadelphia, PA 19103-7286

Dear Judge Adams:

This agreement will serve as the second addendum ("Second Addendum") to the Engagement Agreement dated October 8, 2003 and the First Addendum dated July 31, 2003 by and between the Chapter 11 Trustee ("Trustee") of Coram Healthcare Corporation and Coram, Inc. and SSG Capital Advisors, L.P. ("SSG") and Ewing Bemiss & Co. ("EB") (collectively "Advisor") in connection with Advisor's engagement as exclusive investment banker and financial advisor to the Trustee, as approved by the Retention Order dated December 2, 2002 and as further approved by Order dated September 23, 2003.

All defined terms that are capitalized in the Engagement Agreement remain in place for this Second Addendum with the following changes listed below:

1. The Term is extended from December 9, 2003, the date of the expiration of the First Addendum, through March 31, 2004.

2. Advisor will be paid $40,000 per month for December, 2003, January, February and March, 2004 ("Supplemental Monthly Fees"). Because the Term has been extended and the scope of the Advisor's services has been expanded, the Supplemental Monthly Fees shall not be credited back against the Advisory Fee, the Minimum Advisory Fee or the Restructuring Fee.

3. In the event that the Trustee and/or the Company requires another valuation during the Term of this Second Addendum, Advisor will be paid an additional $50,000, which shall not be credited back against the Advisory Fee, Minimum Advisory Fee or Restructuring Fee.

This Second Addendum is subject to the approval of the United States Bankruptcy Court for the District of Delaware after notice, which may be expedited, and an opportunity for a hearing.

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Judge Arlin M. Adams
December 10, 2003
Page 2


Any further addendum, modification or other changes to the Engagement Agreement or this Second Addendum must be in writing and signed by both parties to be enforceable.

Please indicate your acceptance of the foregoing by executing and returning the enclosed copy of this Second Addendum.


SSG CAPITAL ADVISORS, L.P.
By:  Chesen, DeMatteo, Karlson, Victor Securities Corporation,
     General Partner

By: /s/ MARK E. CHESEN                              /s/ J. SCOTT VICTOR
    --------------------                            -------------------
    Mark E. Chesen                                  J. Scott Victor
    President                                       Managing Director

EWING BEMISS & CO.


By: /s/ SAMUEL M. BEMISS                            /s/ MICHAEL S. WEBER
    --------------------                            -------------------
    Samuel M. Bemiss                                Michael S. Weber
    Managing Director                               Managing Director


ACCEPTED:

JUDGE ARLIN M. ADAMS, CHAPTER 11 TRUSTEE
CORAM HEALTHCARE CORPORATION AND CORAM, INC.


By: /s/ ARLIN M. ADAMS                                   12/31/03
    --------------------                            -------------------
    Judge Arlin M. Adams                      Date
    Chapter 11 Trustee